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EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Form S-8 registration statements File Nos. 33-84592, 33-84594, 33-15493, 33-15499,
33-48539, 333-48541, 333-58773, 333-58777 and 333-45414.



/s/ ARTHUR ANDERSEN LLP
- -----------------------------------
Arthur Andersen LLP

Los Angeles, California
March 30, 2001